UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2012

HARVEST NATURAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10762	77-0196707
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1177 Enclave Parkway, Suite 300

Houston, Texas 77077

(Address of principal executive offices) (Zip Code)

(281) 899-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On March 15, 2012, Harvest Natural Resources, Inc. (“HNR”) issued a press release providing fourth quarter and year end 2011 results. The press release is being furnished as an exhibit to this report and is incorporated herein by reference.

Item 8.01 Other Events.

As previously reported, on March 8, 2012, HNR entered into exchange agreements with certain existing noteholders of its 8.25% senior convertible notes pursuant to which such noteholders agreed to exchange $15,984,000 principal amount of the notes for 2,875,357 shares of common stock, resulting in an effective exchange price of $5.56 per share. In addition, in lieu of cash, HNR agreed to issue to the noteholders 161,603 shares of common stock at $8.16 per share in exchange for foregoing a one year interest make-whole of $1,318,680. After giving effect to the exchange, approximately $15,550,000 principal amount of the notes remain outstanding. The exchange closed on March 14, 2012.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated March 15, 2012, providing fourth quarter and year end 2011 results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVEST NATURAL RESOURCES, INC.

Dated: March 20, 2012	By:	/s/ Keith L. Head
Keith L. Head
Vice President and General Counsel

EXHIBIT INDEX

99.1	Press release dated March 15, 2012, providing fourth quarter and year end 2011 results.